Exhibit 99.1

Kandi Technologies Reports Third Quarter 2019 Financial Results

JINHUA, CHINA-- (November 12, 2019) - Kandi Technologies Group, Inc. (the “Company,” “we” or “Kandi”) (NASDAQ GS: KNDI), today announced its financial results for the third quarter of 2019.

Third Quarter Financial Highlights

●	Total revenues were $31.7 million for the third quarter of 2019, a decrease of 16.6% from total revenues of $38.0 million for the same period in 2018.

●	Electric Vehicle (“EV”) parts sales decreased by 19.4%, to $25.8 million for the third quarter of 2019, compared with EV parts sales of $32.1 million for the same period in 2018.

●	Revenues from sales of off-road vehicles decreased by 1.5%, to $5.8 million for the third quarter of 2019, compared with revenues from sales of off-road vehicles of $5.9 million for the same period in 2018.

●	Gross profit decreased 15.5% to $5.3 million, compared to $6.2 million for the same period last year. Gross margin increased to 16.7% compared to 16.4% for the same period of 2018.

●	GAAP net income for the third quarter of 2019 was $12.1 million, or earnings of $0.23 per fully diluted share compared with GAAP net loss of $6.5 million, or loss of $0.13 per fully diluted share for the same period in 2018.

●	Non-GAAP adjusted net income[1], which excludes stock award expenses and the change of the fair value of contingent consideration, was $12.1 million in the third quarter of 2019, compared with non-GAAP net loss of $4.9 million for the same period in 2018. Non-GAAP adjusted income per share[1] was approximately $0.23 per fully diluted share for the third quarter of 2019, compared with Non-GAAP adjusted loss per share[1] of $0.10 per fully diluted share for the same period in 2018.

●	Working capital was $80.4 million as of September 30, 2019. Cash, cash equivalents and restricted cash totaled $26.1 million as of September 30, 2019.

[1]	Non-GAAP measures, including Non-GAAP net income and Non-GAAP EPS are defined as the financial measures excluding the change of fair value of contingent consideration and the effects of stock award expenses. We supply non-GAAP information because we believe it allows our investors to obtain a clearer understanding of our operations. Any non-GAAP measure should not be considered as a substitute for, and should only be read in conjunction with, measures of financial performance prepared in accordance with GAAP.

Mr. Hu Xiaoming, Chairman and Chief Executive Officer of Kandi, commented, “Kandi’s financial performance in the first three quarters of 2019 were unsatisfying due to the negative impact stemming from the Affiliate Company’s2 equity adjustment and the corresponding changes to its business operations. However, over the past six months, the Company’s efforts have led to new opportunities for its future development. These efforts include reorganizing and working with other business partners to facilitate the online ride-sharing service alliance project, which offers 300,000 government-accredited vehicles within five years. The Company’s efforts also include improving the operation and production capacity of the Hainan facility, enhancing the Company’s ability to supply the EV-part products, strengthening its relationship with DGL Group Inc. (USA) while simultaneously developing the business of the all-terrain vehicles. We are confident in the Company’s ability to grow and prosper in 2020. In addition, Geely Technologies Group Co., Ltd. has conducted substantial work in connection with the improvement of the Affiliate Company and achieved significant results, details of which will be released by the Affiliate Company in December.”

Revenues and Gross Profit

	3Q19	3Q18	Y-o-Y%
Revenues (US$million)	$31.7	$38.0	-16.6%
Gross Profit (US$million)	$5.3	$6.2	-15.5%
Gross Margin	16.7%	16.4%	-

Revenues for the third quarter of 2019 decreased by 16.6% compared to the same period of last year. The decrease in revenues was mainly due to the decrease in EV parts sales during this quarter. The decrease in EV parts sales was primarily due to the Affiliate Company’s temporary declining sales, which was caused by its product adjustments. The increase in the gross margin was mainly due to the increased selling price of the charging and exchanging equipment and the increased proportion of the high-margin battery processing business this year.

[2]	Refers to Kandi Electric Vehicles Group Co., Ltd., formerly known as the “JV Company”.

Operating Income (Loss)

	3Q19	3Q18	Y-o-Y%
Operating Expenses (US$million)	$5.0	$8.7	-42.7%
Operating Income (Loss) (US$million)	$0.3	$(2.4)	-113.1%
Operating Margin	1.0%	-6.4%	-

Total operating expenses in the third quarter of 2019 were $5.0 million, compared with $8.7 million in the same quarter of 2018. The decrease in total operating expenses was due to the decreased R&D expenses, which were $0.6 million in this quarter compared with $5.7 million in the same quarter last year.

The following table summarizes our non-GAAP net income for the three months ended September 30, 2019 and 2018:

	3Q19	3Q18	Y-o-Y%
Net Income (Loss) (US$million)	$12.1	$(6.5)	-285.4%
Earnings (Loss) per Weighted Average Common Share	$0.23	$(0.13)	-
Earnings (Loss) per Weighted Average Diluted Share	$0.23	$(0.13)	-
Stock Award Expenses (US$million)	$0.02	$0.03	-27.6%
Change in the Fair Value of Contingent Consideration (US$million)	$(0.06)	$1.6	-103.7%
Non-GAAP Net Income (Loss) (US$million)	$12.1	$(5.0)	-344.2%

Net income was $12.1 million in the third quarter of 2019, compared with net loss of $6.5 million in the same quarter of 2018. The increase of net income for this quarter was primarily attributable to the gain from equity sale in the Affiliate Company and the decreased research and development expense.

Non-GAAP net income was $12.1 million in the third quarter of 2019, compared to Non-GAAP net loss of $5.0 million in the same quarter of 2018. The increase of net income (non-GAAP) was primarily attributable to the gain from equity sale in the Affiliate Company and the decreased research and development expense.

Third Quarter 2019 Conference Call Details

The Company has scheduled a conference call and live webcast to discuss its third quarter 2019 financial results at 8:00 A.M. Eastern Time (9:00 P.M. Beijing Time) on November 12, 2019. Mr. Hu Xiaoming, Chief Executive Officer of the Company, and Mr. Zhu Xiaoying, interim Chief Financial Officer of the Company, will deliver prepared remarks to be followed by a question and answer session.

Dial-in details for the conference call are as follows:

●	Toll-free dial-in number: +1-866-548-4713

●	International dial-in number: + 1-323-794-2093

●	Webcast and replay: http://public.viavid.com/index.php?id=136981

A live audio webcast of the call can also be accessed by visiting Kandi’s Investor Relations page on the Company’s website at http://www.kandivehicle.com. An archive of the webcast will be available on the Company’s website following the live call.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua Economic Development Zone, Zhejiang Province, is engaged in the research, development, manufacturing, and sales of various vehicular products. Kandi conducts its primary business operations through its wholly-owned subsidiary, Zhejiang Kandi Vehicles Co., Ltd. (“Kandi Vehicles”) and its subsidiaries, SC Autosports, LLC, a wholly-owned subsidiary of Kandi in the United States and Kandi Electric Vehicles Group Co., Ltd. (the “Affiliate Company”). Kandi Vehicles has established itself as one of China’s leading manufacturers of pure electric vehicle (“EV”) parts and off-road vehicles.

In 2013, Kandi Vehicles and Geely Group, China’s leading automaker, jointly invested in the establishment of the Affiliate Company in order to develop, manufacture and sell pure EV products. As of September 30, 2019, Geely Technologies Group Co., Ltd. (including its affiliate) and Kandi Vehicles respectively hold 78% and 22% of the equity interest in the Affiliate Company. The Affiliate Company has established itself as one of the driving forces in the development and the manufacturing of pure EV products in China.

More information about KNDI is available on the Company’s corporate website at http://www.kandivehicle.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains certain statements that may include “forward-looking statements.” All statements other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on the SEC’s website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Follow us on Twitter: @ Kandi_Group

Company Contact:

Ms. Kewa Luo

Kandi Technologies Group, Inc.

Phone: 1-212-551-3610

Email: IR@kandigroup.com

- Tables Below -

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET

	September 30, 2019	December 31, 2018
	(UNAUDITED)
Current assets
Cash and cash equivalents	$14,338,637	$15,662,201
Restricted cash	11,713,004	6,690,870
Accounts receivable (net of allowance for doubtful accounts of $130,420 and $120,010 as of September 30, 2019 and December 31, 2018, respectively)	54,859,801	34,274,728
Inventories	35,447,383	21,997,868
Notes receivable	41,549,888	72,712
Notes receivable from the Affiliate Company and related party	-	3,861,032
Other receivables	12,859,304	1,264,323
Prepayments and prepaid expense	9,497,459	11,136,408
Due from employees	5,499	1,001
Advances to suppliers	4,474,104	4,705,183
Amount due from the Affiliate Company, net	25,335,894	67,683,462
Right - of - use asset	42,974	-
TOTAL CURRENT ASSETS	210,123,947	167,349,788

LONG-TERM ASSETS
Property, plant and equipment, net	74,491,204	82,045,923
Land use rights, net	11,084,717	11,749,728
Construction in progress	17,781	-
Deferred taxes assets	-	8,204
Investment in the Affiliate Company	53,837,011	128,929,893
Goodwill	27,762,120	28,552,215
Intangible assets	3,723,988	4,328,127
Other long term assets	4,803,349	5,865,386
TOTAL Long-Term Assets	175,720,170	261,479,476

TOTAL ASSETS	$385,844,117	$428,829,264

CURRENT LIABILITIES
Accounts payable	$79,632,036	$112,309,683
Other payables and accrued expenses	4,843,001	4,251,487
Short-term loans	30,969,731	30,539,236
Customer deposits	33,535	94,408
Notes payable	11,463,004	12,787,619
Income tax payable	1,519,699	3,471,366
Due to employees	7,105	28,473
Deferred income	1,237,556	1,340,605
Lease liability	44,121	-
Total Current Liabilities	129,749,788	164,822,877

LONG-TERM LIABILITIES
Long term bank loans	27,606,502	28,794,136
Deferred taxes liability	1,758,643	1,711,343
Contingent consideration liability	6,562,000	7,256,000
Other long-term liability	-	622,034
Total Long-Term Liabilities	35,927,145	38,383,513

TOTAL LIABILITIES	165,676,933	203,206,390

STOCKHOLDER’S EQUITY
Common stock, $0.001 par value; 100,000,000 shares authorized; 56,263,102 and 55,992,002 shares issued and 52,839,441 and 51,484,444 outstanding at September 30, 2019 and December 31, 2018, respectively	52,839	51,484
Less: Treasury stock (487,155 shares with average price of $5.09 and 0 shares at September 30, 2019 and December 31, 2018, respectively )	(2,477,965)	-
Additional paid-in capital	259,691,370	254,989,657
Accumulated deficit (the restricted portion is $4,422,033 and $4,422,033 at September 30, 2019 and December 31, 2018, respectively)	(9,135,198)	(9,497,009)
Accumulated other comprehensive loss	(27,963,862)	(19,921,258)
TOTAL STOCKHOLDERS’ EQUITY	220,167,184	225,622,874

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$385,844,117	$428,829,264

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND
COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018

REVENUES FROM UNRELATED PARTY, NET	$26,968,385	$14,860,034	$63,360,044	$32,211,352
REVENUES FROM THE AFFILIATE COMPANY AND RELATED PARTY, NET	4,720,159	23,135,326	10,543,190	30,479,521

REVENUES, NET	31,688,544	37,995,360	73,903,234	62,690,873

COST OF GOODS SOLD	(26,412,129)	(31,753,311)	(61,288,228)	(53,044,861)

GROSS PROFIT	5,276,415	6,242,049	12,615,006	9,646,012

OPERATING EXPENSES:
Research and development	(596,187)	(5,691,649)	(1,766,210)	(7,091,836)
Selling and marketing	(930,810)	(898,896)	(2,448,291)	(1,875,294)
General and administrative	(3,432,920)	(2,070,947)	(11,096,246)	(5,534,039)
Total Operating Expenses	(4,959,917)	(8,661,492)	(15,310,747)	(14,501,169)

INCOME (LOSS) FROM OPERATIONS	316,498	(2,419,443)	(2,695,741)	(4,855,157)

OTHER INCOME (EXPENSE):
Interest income	209,736	52,745	559,954	1,452,522
Interest expense	(435,524)	(483,376)	(1,304,062)	(1,505,409)
Change in fair value of contingent consideration	57,000	(1,552,686)	694,000	1,814,326
Government grants	502,146	607,008	725,189	717,821
Gain from equity dilution in the Affiliate Company	(49,285)	-	4,291,974	-
Gain from equity sale in the Affiliate Company	20,574,217	-	20,574,217	-
Share of loss after tax of the Affiliate Company	(8,433,767)	(3,247,343)	(22,883,126)	(79,592)
Other income , net	57,833	15,735	357,626	666,294
Total other income (expense), net	12,482,356	(4,607,917)	3,015,772	3,065,962

INCOME (LOSS) BEFORE INCOME TAXES	12,798,854	(7,027,360)	320,031	(1,789,195)

INCOME TAX (EXPENSE) BENEFIT	(709,413)	505,961	41,780	370,316

NET INCOME (LOSS)	12,089,441	(6,521,399)	361,811	(1,418,879)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation	(8,531,043)	(8,108,270)	(8,042,604)	(13,230,652)

COMPREHENSIVE INCOME (LOSS)	$3,558,398	$(14,629,669)	$(7,680,793)	$(14,649,531)

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC AND DILUTED	52,613,642	51,474,048	52,332,260	51,089,047

NET INCOME (LOSS) PER SHARE, BASIC AND DILUTED	$0.23	$(0.13)	$0.01	$(0.03)

KANDI TECHNOLOGIES GROUP, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(UNAUDITED)

	Number of Outstanding Shares	Common Stock	Treasury Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total
Balance, December 31, 2018	51,484,444	51,484	-	254,989,657	(9,497,009)	(19,921,258)	225,622,874
Stock issuance and award	1,096,397	1,097	-	3,387,379	-	-	3,388,476
Net income (loss)	-	-	-	-	(4,409,472)	-	(4,409,472)
Foreign currency translation	-	-	-	-	-	5,404,028	5,404,028

Balance, March 31, 2019	52,580,841	52,581	-	258,377,036	(13,906,481)	(14,517,230)	230,005,906
Stock issuance and award	238,600	238	-	1,259,569	-	-	1,259,807
Net income (loss)	-	-	-	-	(7,318,158)	-	(7,318,158)
Foreign currency translation	-	-	-	-	-	(4,915,589)	(4,915,589)

Balance, June 30, 2019	52,819,441	52,819	-	259,636,605	(21,224,639)	(19,432,819)	219,031,966
Stock issuance and award	20,000	20	-	69,380	-	-	69,400
Stock buyback	-	-	(2,477,965)	-	-	-	(2,477,965)
Commission in stock buyback	-	-	-	(14,615)	-	-	(14,615)
Net income (loss)	-	-	-	-	12,089,441	-	12,089,441
Foreign currency translation	-	-	-	-	-	(8,531,043)	(8,531,043)

Balance, September 30, 2019	52,839,441	52,839	(2,477,965)	259,691,370	(9,135,198)	(27,963,862)	220,167,184

	Number of Outstanding Shares	Common Stock	Treasury Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total
Balance, December 31, 2017	48,036,538	48,037	-	233,055,348	(3,802,310)	(6,310,763)	222,990,312
Stock issuance and award	2,972,337	2,972	-	19,099,556	-	-	19,102,528
Net income (loss)	-	-	-	-	3,727,995	-	3,727,995
Foreign currency translation	-	-	-	-	-	7,465,240	7,465,240

Balance, March 31, 2018	51,008,875	51,009	-	252,154,904	(74,315)	1,154,477	253,286,075
Stock issuance and award	288,600	289	-	2,038,476	-	-	2,038,765
Net income (loss)	-	-	-	-	1,374,525	-	1,374,525
Foreign currency translation	-	-	-	-	-	(12,587,622)	(12,587,622)

Balance, June 30, 2018	51,297,475	51,298	-	254,193,380	1,300,210	(11,433,145)	244,111,743
Stock issuance and award	184,469	184	-	787,529	-	-	787,713
Net income (loss)	-	-	-	-	(6,521,399)	-	(6,521,399)
Foreign currency translation	-	-	-	-	-	(8,108,271)	(8,108,271)

Balance, September 30, 2018	51,481,944	51,482	-	254,980,909	(5,221,189)	(19,541,416)	230,269,786

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended
	September 30, 2019	September 30, 2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$361,811	$(1,418,879)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	6,443,422	2,271,599
Impairments	44,544	24,854
Allowance for doubtful accounts	15,366	(7,093)
Deferred taxes	50,693	-
Share of loss after tax of the Affiliate Company	22,883,126	79,592
Gain from equity dilution in the Affiliate Company	(4,291,974)	-
Gain from equity sale in the Affiliate Company	(20,574,217)	-
Change in fair value of contingent consideration	(694,000)	(1,814,326)
Stock compensation cost	1,337,333	253,934

Changes in operating assets and liabilities:
(Increase) Decrease In:
Accounts receivable	(36,822,184)	(52,845,923)
Deferred taxes assets	-	(52,126)
Notes receivable	174,881	491,272.00
Notes receivable from the Affiliate Company and related party	437,203	3,196,340
Inventories	(14,813,147)	1,555,993
Other receivables and other assets	(17,275,954)	1,497,230
Due from employee	(25,861)	945
Advances to supplier and prepayments and prepaid expenses	1,357,001	(4,590,404)
Amount due from the Affiliate Company	30,549,072	(81,549,214)
Amount due from Affiliate Company-Long term	-	15,907,183
Due from related party	-	161,874

Increase (Decrease) In:
Accounts payable	11,383,411	101,684,965
Other payables and accrued liabilities	7,791,028	29,845,307
Notes payable	(11,836,950)	(12,434,813)
Customer deposits	(59,734)	20,350
Income tax payable	(1,803,574)	(2,353,826)
Deferred income	(56,448)	(761,643)
Net cash used in operating activities	$(25,425,152)	$(836,809)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(955,670)	(304,745)
Purchases of land use rights and other intangible assets	-	(105,480)
Acquisition of Jinhua An Kao (net of cash received)	-	(3,610,846)
Acquisition of SC Autosports	-	486,954
Purchases of construction in progress	(18,491)	(425,241)
Reimbursement of capitalize interests for construction in progress	-	1,818,390
Cash received from equity sale in the Affiliate Company	32,061,558	-
Long Term Investment	-	1,458,464
Net cash provided by (used in) investing activities	$31,087,397	$(682,504)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	27,864,409	25,515,452
Repayments of short-term bank loans	(26,261,331)	(26,283,065)
Repayments of long-term bank loans	(145,734)	(153,523)
Proceeds from notes payable	-	40,313,800
Repayment of notes payable	-	(43,024,633)
Cash used for stock buyback	(2,492,579)	-
Net cash used in financing activities	$(1,035,235)	$(3,631,969)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	4,627,010	(5,151,282)
Effect of exchange rate changes on cash	(928,440)	(512,545)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	22,353,071	16,110,496

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	26,051,641	10,446,669
-CASH AND CASH EQUIVALENTS AT END OF PERIOD	14,338,637	1,342,085
-RESTRICTED CASH AT END OF PERIOD	11,713,004	9,104,584

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	1,711,101	1,981,072
Interest paid	1,304,062	1,274,399

SUPPLEMENTAL NON-CASH DISCLOSURES:
Acquisition of Jinhua An Kao by stock	-	20,718,859
Acquisition of SC Autosports by stock	-	756,664
Amount due from the Affiliate Company converted to investment in the Affiliate Company	-	83,669,804
Notes receivable from unrelated parties for equity transfer payment	43,137,369	-